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FORM NO. 2063--Statutory Short Form Power of Attorney
(Minnesota Statutes Section 523.23)
                                   Minnesota Uniform Conveyancing Blanks (1995)

                            STATUTORY SHORT FORM POWER OF
                                       ATTORNEY

    MINNESOTA STATUTES SECTION 523.23 IMPORTANT NOTICE: THE POWERS GRANTED BY THIS DOCUMENT ARE BROAD AND SWEEPING. THEY ARE DEFINED IN MINNESOTA STATUTES
SECTION 523.24. IF YOU HAVE ANY QUESTIONS ABOUT THESE POWERS, OBTAIN COMPETENT ADVICE. THIS POWER OF ATTORNEY MAY BE REVOKED BY YOU IF YOU WISH TO DO SO. THIS POWER OF ATTORNEY IS AUTOMATICALLY TERMINATED IF IT IS TO YOUR SPOUSE AND PROCEEDINGS ARE COMMENCED FOR DISSOLUTION, LEGAL SEPERATION OR ANNULMENT OF YOUR MARRIAGE. THIS POWER OF ATTORNEY AUTHORIZES, BUT DOES NOT REQUIRE, THE ATTORNEY-IN-FACT TO ACT FOR YOU.

PRINCIPAL (Name and address of person granting the power)

    Robin A. Moles
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    163 East 81st Street, Unit 10C
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    New York, NY 10028
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ATTORNEY(S)-IN-FACT
(Name and Address)

    Darla L. Keller
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    c/o Dellwood Financial Services Company
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    105 South Fifth Street, Suite 712
---------------------------------------------
    Minneapolis, MN 55402
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NOTICE: If more than one attorney-in-fact is designated, make a check or "x" on the line in front of one of the following statements:

---------  Each attorney-in-fact may independently
           exercise the powers granted.

---------  All attorneys-in-fact must jointly exercise
           the powers granted.


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                            (reserved for recording data)
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SUCCESSOR ATTORNEY(S)-IN-FACT (Optional)
To act if any named attorney-in-fact dies, resigns or is otherwise unable to serve
(Name and Address)
First Successor    not applicable
              ------------------------------------------
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Second Successor   not applicable
              ------------------------------------------
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EXPIRATION DATE (Optional)

not applicable
----------------    -----,    ----------
Use specific Month   Day      Year Only


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I (the above named Principal), appoint the above named Attorney(s)-in-Fact to act as my attorney(s)-in-fact:

   FIRST: To act for me in any way I myself could act with respect to the following matters, as each of them is defined in Minnesota Statutes, Section 523.24:

   (To grant to the attorney-in-fact any of the following powers, make a check or "x" on the line in front of each power being granted. You may, but need not, cross out each power not granted. Failure to make a check or "x" on the line in front of the power will have the effect of deleting the power unless the line in front of the power of (N) is checked or x-ed.)

CHECK OR "X"

------- (A)   real property transactions;
              I choose to limit this power to real property in _______________
              County, Minnesota, described as follows: (Use legal description.
              Do not use street address.)









         (If more space is needed, continue on the back or on an attachment)

------- (B)   tangible personal property transactions;

------- (C)   bond, share, and commodity transactions;

------- (D)   banking transactions;

------- (E)   business operating transactions;

------- (F)   insurance transactions;

------- (G)   beneficiary transactions;

------- (H)   gift transactions;

------- (I)   fiduciary transactions;

------- (J)   claims and litigation;

------- (K)   family maintenance;

------- (L)   benefits from military service;

------- (M)   records, reports, and statements;

  xxx
------- (N)   all of the powers listed in (A) through (M) above
              and all other matters.

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   SECOND: (You must indicate below whether or not this power of attorney will be effective if you become incapacitated or incompetent. Make a check or "x" on the line in front of the statement that expresses your intent.)

  xxx
------- This power of attorney shall continue to be effective if I become incapacitated or incompetent.

------- This power of attorney shall not be effective if I become incapacitated or incompetent.

    THIRD: (You must indicate below whether or not this power of attorney authorizes the attorney-in-fact to transfer your property to the attorney-in-fact. Make a check or "x" on the line in front of the statement that expresses your intent.)

------- This power of attorney authorizes the attorney-in-fact to transfer my property to the attorney-in-fact.

  xxx
------- This power of attorney does not authorize the attorney-in-fact to transfer my property to the attorney-in-fact.

    FOURTH: (You may indicate below whether or not the attorney-in-fact is required to make an accounting. Make a check or "x" on the line in front of the statement that expresses your intent.)(optional)

------- My attorney-in-fact need not render an accounting unless I request it or the accounting is otherwise required by Minnesota Statutes
         Section 523.21.

  xxx
-------  My attorney-in-fact must render      annual        accountings to me
                                        --------------------
                                      (Monthly, Quarterly, Annual)
         or Christopher R. Ljungkull, 3716 Washburn Avenue South, Minneapolis,
            ------------------------------------------------------------------
         MN 55410
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                                    (Name and Address)
         during my lifetime, and a final accounting to the personal representative of my estate, if any is appointed, after my death.

In Witness Whereof I have hereunto signed my name this 4th day of August, 1997.
                                                       ---        ------    --
                             /s/ Robin A. Moles
                             --------------------------------------
                                  (Signature of Principal)


                             ACKNOWLEDGMENT OF PRINCIPAL

STATE OF MINNESOTA                )
                                  ) ss.
COUNTY OF ----------------        )

    The foregoing instrument was acknowledged before me this 4th day of August,
                                                             ---        -------
1997, by Robin A. Moles.
  --     ----------------------------------------------------------------------
                          (Insert Name of Principal)


   NOTARIAL STAMP OR SEAL (OR OTHER TITLE OR RANK)

         [SEAL]                   /s/ Eric C. Thayer
                                  ---------------------------
                                  SIGNATURE OF NOTARY PUBLIC OR OTHER OFFICIAL


                                  Specimen Signature of Attorney(s)-in-Fact
                                       (Notarization not required)

                                  /s/ Darla L. Keller
                                  ----------------------------
                                  ----------------------------

THIS INSTRUMENT WAS DRAFTED BY (NAME AND ADDRESS):
Darla L. Keller
Dellwood Financial Services Company
105 South Fifth Street, Suite 712
Minneapolis, MN 55402-1251